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                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                  Three Months Ended September 30,    Nine Months Ended September 30,
                                      1999              1998              1999              1998
                                    ----------        ----------        ----------        ----------
Common stock outstanding
  beginning of period                6,683,000         6,351,000         6,397,000         6,312,000
                                    ----------        ----------        ----------        ----------
Weighted average common
  stock outstanding from
  exercise of stock options,
  treasury stock purchases
  and employee benefit plan             40,000            87,000           217,000            75,000
                                    ----------        ----------        ----------        ----------
Weighted average common
stock outstanding                    6,723,000         6,438,000         6,614,000         6,387,000
                                    ==========        ==========        ==========        ==========
Stock options                          426,000           254,000           355,000           235,000
                                    ==========        ==========        ==========        ==========
Weighted average common
  stock and common stock
  equivalents outstanding            7,149,000         6,692,000         6,969,000         6,622,000
                                    ==========        ==========        ==========        ==========
Net income attributable to
  common stockholders               $2,338,000        $1,609,000        $3,986,000        $3,267,000
                                    ==========        ==========        ==========        ==========
Net income per common
  stock and common stock
  equivalents:
Basic                               $     0.35        $     0.25        $     0.60        $     0.51
                                    ==========        ==========        ==========        ==========
Diluted                             $     0.33        $     0.24        $     0.57        $     0.49
                                    ==========        ==========        ==========        ==========